UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

VISA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-0267673
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

P.O. Box 8999 San Francisco, California 94128-8999 (Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be So Registered	Name of Each Exchange on Which Each Class Is to Be Registered
1.500% Senior Notes due 2026	New York Stock Exchange
2.000% Senior Notes due 2029	New York Stock Exchange
2.375% Senior Notes due 2034	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-258258

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The securities to be registered hereunder are the 1.500% Senior Notes due 2026, the 2.000% Senior Notes due 2029 and the 2.375% Senior Notes due 2034 of Visa Inc. (the “Company”). The Company has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement dated May 24, 2022 (the “Prospectus Supplement”) to a prospectus dated July 29, 2021 (the “Prospectus”) contained in the Company’s effective Registration Statement on Form S-3 (File No. 333-258258), which Registration Statement was filed with the Commission on July 29, 2021, relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to Be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of Notes” and “United States Federal Income Tax Considerations” in the Prospectus Supplement and “Description of Debt Securities” in the Prospectus.

Item 2.	Exhibits

4.1

Indenture dated December 14, 2015 between Visa Inc. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) (incorporated by reference to Exhibit 4.1 to Visa Inc.’s Current Report on Form 8-K filed on December 14, 2015).

4.2	Form of 1.500% Senior Note due 2026 (incorporated herein by reference to Exhibit 4.1 to Visa Inc.’s Current Report on Form 8-K filed with the Commission on June 1, 2022).

4.3	Form of 2.000% Senior Note due 2029 (incorporated herein by reference to Exhibit 4.2 to Visa Inc.’s Current Report on Form 8-K filed with the Commission on June 1, 2022).

4.4	Form of 2.375% Senior Note due 2034 (incorporated herein by reference to Exhibit 4.3 to Visa Inc.’s Current Report on Form 8-K filed with the Commission on June 1, 2022).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VISA INC.

By:	/s/ Vasant M. Prabhu
Name:	Vasant M. Prabhu
Title:	Vice Chair, Chief Financial Officer

Date: June 1, 2022